EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18962, 333-5709, 333-50749, and 333-33266 on Form S-3 and Registration
Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated September 28, 2000, appearing in this Annual Report on Form 10-K/A of Energy Conversion Devices, Inc. for the year ended June 30, 2000.



Deloitte & Touche LLP
Detroit, Michigan
August 16, 2001